UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2013

CBRE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South Hope Street, 25th Floor Los Angeles, California		90071
(Address of Principal Executive Offices)		(Zip Code)

(213) 613-3333

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CBRE Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed, on November 12, 2013, the Company announced that it and its subsidiaries—CBRE Holdings Limited and CBRE UK Acquisition Company Limited (together, the “Purchasing Parties”)—entered into a Share Sale Agreement (the “Share Sale Agreement”) with William Investments Limited and certain individuals named therein under which the Purchasing Parties agreed to acquire Norland Holdings Ltd, a private limited company established under the laws of England and Wales (“Norland”). On December 23, 2013, the Purchasing Parties completed the transaction, acquiring Norland for approximately £265.5 million ($434.3 million) paid in cash at closing (which included a payment in respect of an excess working capital adjustment and related items), plus 362,916 shares of the Company’s Class A Common Stock issued at closing. In addition, the Purchasing Parties may pay up to £50.0 million ($81.8 million) in deferred contingent consideration in cash.

The foregoing description of the Share Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Sale Agreement, which was filed as Exhibit 1.01 to the Company’s Current Report on Form 8-K filed on November 13, 2013 and is incorporated herein by reference. The Share Sale Agreement has been incorporated by reference to provide investors and stockholders with information regarding its terms. The Share Sale Agreement is not intended to provide any other factual information about the Company or Norland. The Share Sale Agreement contains representations and warranties that the parties to the Share Sale Agreements made to each other (and solely for the benefit of each other). The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Share Sale Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the complete state of facts or circumstances, as they were only made as of the date of the Share Sale Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may have changed after the date of the Share Sale Agreement, and subsequent information may not be fully reflected in the Company’s public disclosures.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following document is attached as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description

2.01	Share Sale Agreement, dated November 12, 2013, among William Investments Limited, the individuals named therein, CBRE Holdings Limited, CBRE UK Acquisition Company Limited and CBRE Group, Inc. (previously filed by CBRE Group, Inc. on its Current Report on Form 8-K filed on November 13, 2013 and incorporated herein by reference)

“Safe Harbor” Statement Under the U.S. Private Securities Litigation Reform Act of 1995

Certain of the statements in this Current Report on Form 8-K regarding the acquisition of Norland Holdings Ltd that do not concern purely historical data are forward-looking statements within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including, but not limited to, risks and uncertainties discussed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Any forward-looking statements speak only as of the date of this Current Report on Form 8-K and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to the Company’s business in general, please refer to the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2013	CBRE GROUP, INC.

	By:	/s/ Gil Borok
Gil Borok
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.01	Share Sale Agreement, dated November 12, 2013, among William Investments Limited, the individuals named therein, CBRE Holdings Limited, CBRE UK Acquisition Company Limited and CBRE Group, Inc. (previously filed by CBRE Group, Inc. on its Current Report on Form 8-K filed on November 13, 2013 and incorporated herein by reference)